THE CHINA FUND, INC. (CHN)

The Martin Currie
Shanghai team
IN BRIEF

Net asset value per share	US$	17.39
Market price	US$	16.54
Premium/(discount)		(4.89%)
Fund size	US$	315.7m
Source: State Street Bank and Trust Company

At 31 December 2008		US$ returns
	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	7.3	7.3
Year to date	(48.0)	(49.4)
One year	(48.0)	(49.4)
Three years %pa	15.0	(0.9)
Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. NAV performance.
*Source for index data: MSCI.
MANAGER’S COMMENTARY
Helped by a steady flow of news of government stimulus measures, the Chinese markets ended the year with a better tone; the Hang Seng, H-share and Taiwan indices all finished up in December. Only the A-share market gave back all of its early-month rally. This left it down 64% for 2008 — a year we will be unable to forget, even though we might want to. As the Federal Reserve moved more swiftly than we expected to debauch the US dollar, cutting rates to near 0%, there was a marked improvement in sentiment on the renminbi and the New Taiwan dollar. We covered our currency hedges.
In contrast to the markets, macro figures in China continued to paint a gloomy picture. Consumer price inflation slowed to 2.4% in November, from the 4% of the previous month, and the producer price index suffered an even more drastic drop to 2.0% from 6.6% in October, sending an unmistakable signal of a near-term deflation (accordingly, the government took this opportunity to lift price controls on food). In November, exports recorded their first negative growth in seven years, indicating a rapid deterioration in external demand. Power generation fell by 7% in November. Under these circumstances, the central bank’s base-rate cut of 27 basis points on 22 December was deemed insufficient, and triggered the month-end sell-off in A-shares. (Our explanation is that mortgages in China are adjusted only once per year, on 1 January, so the central bank wished to avoid cutting rates too much before this date to reduce the impact on bank margins).
However, the government was not sitting idle. Policy packages announced during the month have been specific and pertinent. More local authorities introduced measures to stimulate the property sector (as local government finances are reliant on land sales, they have the most to lose from a prolonged downturn); the emphasis is still on providing housing to low-income households. The Ministry of Finance raised the VAT rebate on machinery and electronic exports, and raised subsidies on the price of appliances in rural areas. To help the troubled airlines to keep aloft through the tough times, the Ministry made direct money injections of 7 billion yuan and 3 billion yuan to China Eastern Airlines and China South Airlines, respectively. In Taiwan, the government confirmed its plan to issue shopping vouchers worth NT$3,600 (approximately US$110) to every man, woman and child ahead of Chinese New Year.
According to the Chinese lunar calendar, 2009 is the Year of the Bull. The first month will certainly be an eventful one. We expect more supportive news from the government side: healthcare system reform, an increase in personal income tax allowances, and a further loosening of monetary policy. We will also start to see the preview and publications of annual results, which will help investors to adjust expectations.

INVESTMENT STRATEGY
The Fund has holdings in 71 stocks. The net assets of the Fund reflect the distributions accrued and payable to stockholders.
We started to raise some cash in December to pay the large dividend due in January. To this end we sold Taiwan-listed companies China Development, Tripod and Uni-President, as well as taking profits on one of our best long-term performers, the flavours and fragrance company Huabao. These sales far outweighed our limited purchases of A-shares Wuliangye (white liquor), and electronics chain-store Suning, which should benefit from the problems of rival Gome. We also bought a block of leasing company Financial One, which has been able to increase its spreads in China and Taiwan.
With respect of the fund’s direct investments, the rural home-appliance chain Huiyin is benefiting from the policy of government subsidies to farmers; earnings more than doubled in 2008 and further growth of 30% is forecast for 2009 when, should markets regain some equilibrium, a listing is planned. Bright Moon Seaweed saw some margin improvement in November, as high-priced inventories were run down and power costs fell. China Silicon, which is gradually ramping up its capacity, has been affected by the collapse in the price of silicon metal. However, the company is the subject of take-over interest from another listed company. The two Taiwanese spin-offs, Highlight and Wuxi Paiho, are running behind estimates to the extent that we are planning to exercise puts back to the parent companies. The enterprise-resource-planning-software company Hand met budget, but is seeing a slowdown in demand. Work continues, however, on restructuring the company with a view to an A-share listing.
Chris Ruffle, Martin Currie Inc*
*Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.
MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products. HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM, or its affiliates, on a full time basis with the same roles and responsibilities as if they were full time employees.

FUND DETAILS

Market cap	US$313.6m
Shares outstanding	18,153,740
Exchange listed	NYSE
Listing date	July 10, 1992
Listed and direct investment manager	Martin Currie Inc
Source: State Street Bank and Trust Company.
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon

Consumer discretionary	32.1%	4.1%
Consumer staples	27.7%	2.4%
Financials	14.6%	34.3%
Industrials	14.5%	8.3%
Healthcare	14.2%	—
Information technology	7.8%	16.8%
Materials	7.2%	6.1%
Energy	6.0%	8.9%
Utilities	3.1%	5.6%
Telecommunications	1.7%	13.5%
Other assets & liabilities	(29.0%)	—
Source: State Street Bank and Trust Company. Source for index data: MSCI
ASSET ALLOCATION

Hong Kong	33.9%
Taiwan	30.2%
Direct	20.6%
Equity linked securities (‘A’ shares)	17.4%
Hong Kong ‘H’ shares	13.8%
Singapore	6.2%
United States	5.0%
United Kingdom	1.9%
Other assets & liabilities	(29.0%)
Source: State Street Bank and Trust Company

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%

One month	7.3	15.7
Year to date	(48.0)	(41.8)
Three years %pa	15.0	13.1
Past performance is not a guide to future returns.
Three year returns are annualised.
Source: State Street Bank and Trust Company
15 LARGEST HOLDINGS (58.2%)

Queenbury Investment (Huiyan)	Consumer discretionary	12.2%
China Huiyuan Juice	Consumer staples	5.6%
Chaoda Modern Agriculture	Consumer staples	4.3%
Shandong Weigao Group	Healthcare	4.3%
Yuanta Financial	Financials	3.8%
Wumart Stores	Consumer staples	3.6%
Far Eastern Department Stores	Consumer discretionary	3.3%
Xinao Gas	Utilities	3.1%
Daqin Railway	Industrials	3.1%
Shenzhen Agricultural Products	Consumer staples	3.0%
Fubon Financials	Financials	2.9%
Uni-President Enterprises	Consumer staples	2.4%
Qinghai Salt Lake Potash	Materials	2.2%
Qingdao Bright Moon	Industrials	2.2%
Taiwan Secom	Information Technology	2.2%
DIRECT INVESTMENTS (20.6%)

Queenbury Investment (Huiyan)	Consumer discretionary	12.2%
Qingdao Bright Moon	Industrials	2.2%
China Silicon (Series A Preferred)	Information technology	2.1%
Highlight Tech	Industrials	1.9%
Wuxi Paiho	Industrials	1.2%
HAND Enterprise Solutions	Information technology	0.9%
China Silicon	Information technology	0.1%
TECO Optronics	Information technology	0.0%
Source: State Street Bank and Trust Company.

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa

The China Fund, Inc.	7.3	(16.7)	(48.0)	(48.0)	15.0	10.9	9.2
MSCI Golden Dragon	7.3	(16.8)	(49.4)	(49.4)	(0.9)	4.2	n/a
Hang Seng China Enterprise	9.5	(12.8)	(50.8)	(50.8)	14.0	9.5	n/a
Shanghai Stock Exchange 180	0.1	(19.9)	(64.0)	(64.0)	30.2	11.7	n/a
Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. Launch date 10 July 1992. Three year, five year and since launch returns are all annualised.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2009 Bloomberg LP for the Hang Seng China Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE
THE CHINA FUND INC. PREMIUM/DISCOUNT
10 YEAR DIVIDEND HISTORY CHART

15.0
12.0
9.0
6.0
3.0
0.0
Income
Long-term capital gain
Short-term capital gain
Rate per share
0.11
0.0
0.13
0.21
1.78
3.58
2.51
4.01
12.12
5.82
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Total	**0.11**	**0.00**	**0.13**	**0.21**	**1.78**	**3.58**	**2.51**	**4.01**	**12.12**	**5.82**
Income	0.11	0.00	0.13	0.06	0.07	0.20	0.22	0.30	0.28	0.48
Long-term capital	0.00	0.00	0.00	0.00	0.67	3.27	2.29	2.73	9.00	5.34
Short-term capital	0.00	0.00	0.00	0.15	1.04	0.11	0.00	0.98	2.84	0.00

31 DECEMBER 2008

Sector	Company (BBG ticker)	Price	Holding	Value US$	% of portfolio

Hong Kong					33.9%
China Huiyuan Juice	1886 HK	HK$9.7	14,059,500	17,578,457	5.6%
Chaoda Modern Agriculture	682 HK	HK$5.0	21,459,357	13,705,945	4.3%
Xinao Gas	2688 HK	HK$8.2	9,286,000	9,788,989	3.1%
China Shineway Pharmaceutical	2877 HK	HK$4.4	11,184,000	6,320,601	2.0%
Huabao International	336 HK	HK$5.1	8,800,000	5,768,109	1.8%
Shangri-La Asia	0069 HK	HK$8.9	4,755,555	5,467,213	1.7%
Natural Beauty Bio-Technology	157 HK	HK$1.2	32,780,000	5,117,778	1.6%
Anta Sports	2020 HK	HK$3.5	11,072,000	5,042,987	1.6%
Ports Design	589 HK	HK$9.4	3,933,500	4,770,832	1.5%
Golden Meditech	8180 HK	HK$1.1	35,040,000	4,747,232	1.5%
FU JI Food & Catering Services	1175 HK	HK$4.1	8,689,000	4,619,065	1.4%
TPV Technology	903 HK	HK$2.5	12,728,000	4,105,700	1.3%
Intime Department Store Group	1833 HK	HK$2.1	12,568,629	3,389,388	1.1%
Sinofert	297 HK	HK$3.8	7,216,000	3,491,523	1.1%
Fushan International Energy	639 HK	HK$1.9	10,740,000	2,688,395	0.9%
Honghua Group	196 HK	HK$0.9	21,902,000	2,599,912	0.8%
China Travel International	0308 HK	HK$1.5	10,982,000	2,139,664	0.7%
Yorkey Optical International	2788 HK	HK$0.9	16,424,000	1,949,638	0.6%
Chinasoft International	8216 HK	HK$0.6	19,230,000	1,439,111	0.5%
SPG Land	1688 HK	HK$1.0	11,037,000	1,409,851	0.5%
China Rare Earth	769 HK	HK$0.9	9,144,000	1,014,663	0.3%

Singapore					6.2%
Hsu Fu Chi International	HFCI SP	SG$0.9	9,484,000	5,595,280	1.8%
China Fishery Group	CFG SP	SG$0.6	12,050,000	5,227,312	1.7%
China Milk Products Group	CMILK SP	SG$0.4	11,607,000	3,061,364	1.0%
Financial One Corp	FIN SP	SG$0.3	12,000,000	2,332,119	0.7%
CDW	CDW SP	SG$0.1	59,708,000	2,072,115	0.6%
China Energy	CEGY SP	SG$0.2	12,199,000	1,270,068	0.4%

Hong Kong ‘H’ shares					13.8%
Shandong Weigao Group	8199 HK	HK$11.8	9,004,000	13,662,491	4.3%
Wumart Stores	995 HK	HK$5.8	15,126,000	11,241,743	3.6%
China Oilfield Services	2883 HK	HK$6.3	8,238,000	6,643,377	2.1%
Zijin Mining	2899 HK	HK$4.7	10,408,000	6,311,786	2.0%
ZTE Corp	763 HK	HK$20.3	2,060,759	5,397,720	1.7%
Sichuan Expressway	107 HK	HK$1.5	742,000	140,737	0.1%

Taiwan					30.2%
Yuanta Financial	2885 TT	NT$14.7	26,635,545	11,930,724	3.8%
Far Eastern Department Stores	2903 TT	NT$18.6	18,511,584	10,491,665	3.3%
Fubon Financial	2881 TT	NT$23.9	12,603,000	9,178,247	2.9%
Uni-President Enterprises	1216 TT	NT$29.0	8,728,581	7,686,513	2.4%
Taiwan Secom	9917 TT	NT$47.5	4,738,000	6,857,670	2.2%
Ruentex Development	9945 TT	NT$17.4	12,694,000	6,730,319	2.1%
Cathay Financial	2882 TT	NT$36.5	5,993,788	6,666,258	2.1%
Synnex Technology	2347 TT	NT$34.0	5,937,855	6,151,718	2.0%
Lien Hwa Industrial	1229 TT	NT$11.6	15,919,692	5,627,047	1.8%
FamilyMart	5903 TT	NT$48.5	3,777,652	5,602,938	1.8%
China Metal Products	1532 TT	NT$17.4	9,019,881	4,782,312	1.5%
Cyberlink	5203 TT	NT$116.5	1,183,000	4,199,509	1.4%
China Development Financial	2883 TT	NT$7.2	19,001,000	4,191,823	1.3%
Wah Lee Industrial	3010 TT	NT$20.8	4,118,821	2,610,503	0.8%
Merry Electronics	2439 TT	NT$23.1	3,584,340	2,522,952	0.8%

United Kingdom					1.9%
China Medical System Holdings	CMSH LN	£1.2	3,623,188	6,120,857	1.9%

United States					5.0%
Mindray Medical International	MR US	US$18.0	367,000	6,606,000	2.1%
The9	CMED US	US$13.3	356,200	4,744,584	1.5%
WuXi PharmaTech Cayman	WX US	US$8.0	310,190	2,478,418	0.8%
Far East Energy	FEEC US	US$0.2	10,478,634	1,833,761	0.6%

Equity linked securities (‘A’ shares)					17.4%
Daqin Railway		US$1.2	8,307,000	9,764,347	3.1%
Shenzhen Agricultural		US$2.3	4,000,000	9,321,412	3.0%
Qinghai Salt Lake Potash		US$7.9	887,909	7,019,465	2.2%
Shanghai Zhenhua Port Machinery		US$1.2	4,462,752	5,343,789	1.7%
Dalian Zhangzidao Fishery		US$2.3	2,270,000	5,186,950	1.6%
Suning Appliance		US$2.6	1,599,909	4,193,361	1.3%
China Yangtze Power		US$1.0	4,169,077	4,173,355	1.3%
Zhejiang Guyuelongshan		US$1.0	3,582,000	3,732,673	1.2%
Wuliangye Yibin		US$2.0	1,546,007	3,017,806	1.0%
Shanghai International Airport		US$1.7	1,816,700	2,995,738	1.0%

Sector	Company (BBG ticker)	Price	Holding	Value US$	% of portfolio

Direct					20.6%
Queenbury Investment (Huiyan)		US$85,466.7	450	38,459,700	12.2%
Qingdao Bright Moon		US$0.2	31,827,172	7,001,978	2.2%
China Silicon (Series A Preferred)		US$238.0	27,418	6,525,484	2.1%
Highlight Tech		US$1.8	3,366,893	5,993,070	1.9%
Wuxi Paiho		US$0.3	11,734,701	3,679,990	1.2%
HAND Enterprise Solutions		US$6.1	500,000	3,050,000	0.9%
China Silicon		US$2.4	183,396	436,482	0.1%
teco Optronics		—	1,861,710	—	—

Other assets & liabilities				(91,273,652)	(29.0%)
INDEX DESCRIPTIONS
MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalisation index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalisation-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in Hans Seng Mainland China index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalisation-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
OBJECTIVE
The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organised in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS
The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of The China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
•	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

•	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The China Securities Regulatory Commission (CSRC) is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (PRC) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and State Administration of Foreign Exchange (SAFE) wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

•	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The Fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

•	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain Organisation for Economic Co-operation and Development (OECD) countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

•	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

•	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

•	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

•	The value of the Fund’s investment in any Quota will be affected by taxation levied against the relevant Qualified Foreign Institutional Investors (QFIIs) or in respect of investments held in the relevant Quotas. The PRC taxation regime that will apply to QFIIs and investments made in or through QFII quotas is not clear. The Investment Regulations are new and do not currently expressly contemplate the treatment of QFIIs and investment made through QFII Quotas.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: 44 (0) 131 229 5252 Fax: 44 (0) 131 228 5959 www.martincurrie.com/china
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.
Please note: calls to the above numbers may be recorded.